Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

Bradley:	Good afternoon. Welcome to MarketSite and today’s press conference with Generex.

My name is Bradley Smith, CMO of Monk Media. And a couple housekeeping points: If you have your cell phones on, please put them on vibrate. And with that, I’d like to introduce Joe Moscato, Seahawk Capital.

Joe:
Good afternoon and thank you all for joining us today for Generex’s press conference. My name is Joe Moscato from Seahawk Capital Partners and I, along with my firm, have been strategic advisors to Generex for the last two years, assisting management in all aspects of their business development and capitalization efforts. I am proud to have worked hand-in-hand with the board of directors and Mark Fletcher over the last six months as they have worked tirelessly to formulate the bold initiatives for the future growth of Generex which we will outline today.

I am confident that the board and management have taken the actions necessary to finally take the extensive scientific IP held by Generex to the next level. It has been a pleasure to see our whole team, from the board, management, our scientific advisors, business partners, consultants, and the entire staff work in concert in an effort to position Generex to take a significant step forward towards its promising future. I am more confident than ever that we have the right plan, the right management, and most importantly the right size to achieve tremendous commercial success for Generex and its stockholders.

At this time, I would like to refer to Safe Harbor Statement on the Private Securities Litigations Reform Act of 1995. During this conference call and press conference, management may discuss financial projections, information, or expectations about the company’s products or markets or otherwise make statements about the future which statements are forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties are detailed in the company’s filings with the Securities and Exchange Commission, including its most recent Form 10K filed November 24, 2010.

At this time, I would like to announce and introduce Mr. John Barratt, the Chairman of the Board of Generex. John?

John:
Thank you, Joe. Good afternoon. It is indeed a pleasure for me to add my welcome to each of you on behalf of the special committee of the Board of Directors of Generex. To our minds, this is truly a milestone meeting. While we are here today to focus on the bright future of Generex and its subsidiary Antigen Express, please allow me to retrace a few of our more recent steps.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

As you all no doubt know, in late September a special committee of the board was established in order for the independent board members to be able to meet as an official committee. The mandate of this committee was to assess the then state of Generex group of companies and to take whatever action it felt necessary to put the company group in a position to maximize shareholder value.

The conclusion reached was that we needed a regime change, one that could spearhead both the company’s business development activities and its scientific development activities. The second conclusion reached was that we had to assess the company’s current plans and develop a newly refreshed, focused, strategic plan.

As a result of reaching these two conclusions, the special committee immediately appointed Mark Fletcher, the company’s then Executive Vice President and General Counsel as Interim President and CEO. We were very fortunate to have developed over the years a significant level of respect and trust in Mark. He knew the business inside/out. He knew the issues and where they were. He knew a lot of the solutions for many of these issues. He has a sharp analytical mind and has tremendous communication skills and as I said before we had developed a significant trust in him.

Concurrently, I agreed to assume the position of chairman of the special committee and of the board. This enabled me to place my full support behind Mark’s efforts as he developed the way forward for Generex and for Antigen Express. We were particularly pleased that Mark was quickly able to establish a positive working relationship with Joe Moscato and his partners at Seahawk Capital Partners.

At a recent meeting of the special committee, Mark tabled the final draft of the strategic plan for the Generex companies. It was unanimously approved and everyone on the strategic planning team is delighted that Mark will present his plan to you this afternoon.

Mark, please join me here on the podium.

Before turning the podium over to Mark on behalf of the special committee I am pleased to announce that Mark Fletcher has been appointed President and Chief Executive Officer, charged with the mandate to execute the strategic plan. Also, David Brusegard; Dr. David Brusegard has been appointed as Chief Operating Officer, replacing Rose Perri, who is no longer with Generex. And Steven Fellows, has been appointed Acting Chief Financial Officer. Please join me in congratulating these three executives on their new positions and responsibilities.

Mark, I am pleased to be working with you. [Applause]

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

John:	Thank you. I am pleased to be working with you and I am excited about the way forward that you and your advisors have plotted for the company. Thank you.

Mark:	Thank you very much, John. Good afternoon everyone, and welcome.

Upon my appointment by the Generex board as Interim President and Chief Executive Officer, I was charged with the responsibility for undertaking a comprehensive reevaluation of the Generex operations, initiatives and priorities. Over the past six months we have performed internal operational audits and conducted needs assessments. We have streamlined and optimized our operations and we’ve created a strategic development plan designed to foster commercial success of our rich, robust, and diverse portfolio of intellectual properties. I want to thank Mr. Barratt and the other members of the Generex board, Brian McGee and Nola Masterson, for their faith in and support of me and the new management team.

I will begin with the centerpiece of our development plan. We intend to spinout our wholly owned subsidiary Antigen Express into a separate DTC eligible SEC registered company and to seek a listing of the Antigen Express common stock on a national stock exchange. The transformation of Antigen Express into a separate publicly traded entity is indeed the centerpiece of the Generex strategic development plan.

For too long, Antigen Express and its promising immunotherapeutic vaccine technologies have been overshadowed by the Generex buccal drug delivery technologies. We believe this spinout will help to unlock the true value of this dynamic company for our stockholders as it creates a pure play in immunotherapeutic vaccines for which we’ve already received an appraisal of over $300 million for the current status of our development program for breast cancer treatment alone. It will also allow Generex to benefit from its controlling interest in a publicly traded Antigen Express while allowing Generex to focus on maximizing the vast opportunities for its buccal drug delivery platform as well as creating a vertically integrated company for diabetes care through the acquisition of Global Medical Direct.

The spinout will be accomplished by the issuance of one or more dividends of Antigen Express stock to the Generex stockholders. The record dates for such dividends are yet to be determined and will be announced in due course. The stock dividends will enable Generex stockholders to participate directly in the promising future of Antigen Express as well as create a large shareholder base with the potential for substantial liquidity on an immediate basis. That liquidity will be further enhanced should Antigen Express be successful in attaining a national stock exchange listing and should provide Antigen Express with ready access to the capital markets to finance its ongoing clinical and regulatory initiatives.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

Subject to market conditions and the satisfaction of the usual regulatory requirements, the Antigen Express spinout will occur sometime following the upcoming Annual Meeting of the Generex Stockholders and I’ll provide further details on that shortly. Generex has formed a committee to seek qualified professionals to populate the Antigen Express Board of Directors, its Scientific Advisory Board and its executive management team which will be led by Antigen Express President Dr. Eric von Hofe. Further announcements in respect to the status of the spinout will be made over the coming weeks and months.

I made reference to the Annual Meeting of Stockholders. I’m pleased to announce that that Annual Meeting will be scheduled for Wednesday, June 8th, here in New York City. The specific location of the meeting will be announced shortly and a preliminary proxy statement in respect to the meeting will be filed with the SEC after the market closes today.

The slate of directors to be put forward for the stockholders’ consideration at that meeting is as follows: John Barratt, who addressed you earlier, a current independent member of the board, Chairman of the Board and Chairman of the Compensation Committee; Brian McGee, a current independent member of the board and Chairman of its Audit Committee; Nola Masterson, a current independent member of the board and Chairperson of its Corporate Governance and Nominating Committee; and myself as President and CEO of Generex.

The slate will also include Dr. James Anderson, a current member of the company’s Scientific Advisory Board. Dr. Anderson brings to the table more than 20 years experience with Eli Lily and Company, including a four year tenure as its senior medical director for diabetes and cardiometabolic medicine. Dr. Anderson is presently a Clinical Associate Professor of Medicine in the Division of Endocrinology and metabolism at Indiana University Medical School, a member of the American Diabetes Association’s Community Leadership Board, a member of the editorial board of several peer-reviewed journals, and a Fellow of the American College of Endocrinology. Dr. Anderson’s experience and insight will be a valuable addition to the Generex board as we continue our clinical and regulatory program for Generex Oral-lyn, which is our proprietary buccal insulin spray product. We will benefit from his many years’ experience in the design and development of pharmaceutical products in the diabetes field and in the clinical and regulatory arena for such products.

Dr. von Hofe will also be included on the slate. Given our expectations for the Antigen Express immunotherapeutic vaccines programs it is appropriate that Dr. von Hofe as president of Antigen Express take a management position on the Generex board to ensure that the board is at all times fully up to speed on the important clinical and regulatory efforts at Antigen Express.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

The next very important element of the Annual Meeting, the stockholders will be requested to approve a reverse stock split proposal. If the stockholders approve the proposal the Generex board will only seek to implement that proposal in conjunction with an effort to list the company’s common stock on a national stock exchange. In addition, any reverse stock split will include a proportionate reduction in the company’s authorized capital. The specific parameters of the proposal will be put forward in the proxy statement that we’ll be filing later today.

While Generex management has had preliminary discussions with an exchange, there are other significant conditions in addition to the minimum share price which must be met before the company can be considered for listing. The company’s board and its management strongly believe that returning the company’s stock to a national stock exchange where it belongs will afford the company greater credibility and negotiating strength with prospective partners and better and more flexible access to the funding required to achieve commercialization of the company’s buccal drug delivery platform technologies.

The strategic plan we are putting forward here today is designed to foster value for the Generex stockholders that will be sustainable following a reverse stock split. We’ll file the preliminary proxy statement after the market closes today and that will contain the reverse stock split proposal. I encourage all stockholders to read that when it becomes available because it will contain important information about that proposal. The preliminary will be available for free on the SEC’s website, which is SEC.gov.

Generex and its directors and officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from stockholders. The directors and officers and the descriptions of their interests in Generex will be detailed in that preliminary proxy statement and we have engaged shareholder communications firm Alliance Advisors, LLC to act as our proxy solicitation agent for the Annual Meeting.

The next important element of our redevelopment plan, we plan to initiate a rights offering of common stock and warrants to the Generex stockholders in the event that we get approval for the reverse stock split and the stock is listed on a national exchange. The amount of that offering has not yet been determined and will be subject to prevailing market conditions. Certain current warrant holders will also have the right to participate in that offering. We will file a registration statement with the SEC following stockholder approval of a reverse split and our application for listing on a national exchange contingent only upon Generex meeting the minimum share price requirement for that exchange.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

We expect the commencement of the offering and distribution rights to occur promptly following that listing and effectiveness of the registration statement. The record date for the distribution of rights and the dates for both the subscription period and the expiration of the rights will be included in the final prospectus. Under the proposed terms of that rights offering, Generex will distribute one right to each holder of record of every share of its common stock that is held on the record date. Each transferable right will entitle the holder to purchase one unit at a subscription price to be determined prior to the effective date of the registration statement. Each unit will consist of one share of common stock and two warrants to purchase additional shares of common stock. Generex will use the proceeds from the rights offering to fund its ongoing R&D and our product commercialization initiatives as well as the acquisition of Global Medical Direct. I’m required to say that my statements here today about a rights offering do not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.

At this point, it’s appropriate to provide you with a bit of an update on the various clinical and regulatory initiatives at both Generex and Antigen Express and to start that off I would like to invite Dr. James Anderson, a current member of our scientific board and a future member of the full board, to address you now.

Dr. Anderson:
Thank you, Mark. This is both an exciting and critical time in diabetes. Critical because of the fact that each year just in the United States almost a million and a half people are diagnosed with diabetes. There are over 25 million people with diabetes in the US and more importantly there are three times that number of people or 75 million people who have conditions that could be termed pre-diabetes. Exciting time because of the potential of new therapies. I’d like to update you with what Generex is doing.

Obviously Oral-lyn, our flagship product is in Phase 3 studies in the United States, Canada, Latin America, and Europe. While I cannot disclose any of the data from that study, which is ongoing, it is important to note that the study as designed and approved by the regulatory and ethical review boards in each of the countries is continuing and there have been no issues that have changed the study in any way.

The product also is the subject of a number of treatment INDs or special access programs, again in the United States, Canada, and Northern Europe. This is a program that allows access to a drug prior to its marketing approval for patients who have been judged medically to require that therapy and are not amenable to other therapies which are available. There are a number of pending applications in Asian countries as well as Latin American countries for additional special access programs.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

The current status of our regulatory relationships are that we are in discussions with the United States Food and Drug Administration in pre-NDA discussions to gain an understanding and agreement that with our Phase 1 and Phase 2 studies and the ongoing Phase 3 studies that we will meet all of the efficacy and safety requirements that will allow an appropriate review and timely approval of Oral-lyn. In addition to this, we are also examining a small number of very key pharmacokinetic and metabolic studies that will give us the opportunity to examine some unique properties of the Oral-lyn administration that may give advantages that are not possible with currently injected insulin. In addition to this, we are currently in discussions and exploration of potential relationships with a number of academic institutions that will allow us to really delve into the area of diabetes and its complications and potentially form alliances and partnerships resulting in additional medications that would become part of the Generex portfolio.

Now I’d like to introduce Dr. David Brusegard, COO.

Dr. Brusegard:
Thank you very much, Dr. Anderson. Yes, I am the operations guy and I know you all want to hear great details about our operations. But of the nuts and bolts I’m going to give you just a few nuts. You can anticipate that we’ve taken the time to cut our headcount so our expenses are coming down. Using the facilities for Global Medical Direct I managed to cut our North American shipping costs that we’re all in by 70 percent. This has been a big move for us since we ship a fair amount of drug.

I’d like to take a moment actually to talk a bit about GMD. Our acquisition is still on. I’ve had some questions about what the impact was on GMD of the Medicaid ruling on bids for nine cities in the US. We should note that GMD’s revenues from last year are up 30 percent. That industry has been hard hit by the Medicaid rules in those nine cities but the innovative management at GMD has taken steps that have actually given them an advantage. They’ve started home delivery in Kansas City where they cannot any longer do mail order, and they have picked up patients from other companies who have gone under. This has actually strengthened their business and increased their numbers. Through additional advertising and encouragement of doctors for referrals, they’ve also run their numbers up. They continue to use hot(?) lead services which have increased their roster again.

From our perspective the management there has taken all steps necessary to improve in fact their situation even under the Medicaid bid system which requires bids for mail order only medical devices. We don’t know whether that mail order is going to continue into 2012. We’ll certainly look at it carefully. But in any event, that company is stronger now than it has been and we’re extremely pleased with what they have done.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

I also want to tell you that inside Generex itself we have put the plans in place for any requirements that the FDA may exercise on us about a future study or a continuation of the existing studies. We have our CROs lined up and we have our locations lined up and we have supply in place. But that activity and operational activity is in place and ready to go and we’re waiting to hear from the FDA very shortly. We expected a response from them as early as December, but being the FDA we are still waiting and we hope to get it within the next 10 to 15 days.

I think that the real story you want to hear is in the science behind it. So I’m going to cut my operational discussion short and say if you want to hear about the science I’m going to introduce Dr. Eric von Hofe, the President of Antigen Express and I think he has some interesting things to say that you should listen to very carefully. Thank you for your attention. Appreciate it very much.

Dr. von Hofe:
Thank you, David. So I think it’s clear from last year with the approval of the first active immunotherapeutic with cancer and just last week of _____ with Bristol-Myers Squib that the era of active immunotherapy with cancer has begun. The lead compound at Antigen Express is A37 which is active immunotherapeutic targeting the HER2 oncoprotein in various cancers. It’s currently in Phase 2 clinical trials to try and stop the relapse in patients with breast cancer.

Roughly a year ago we released interim results showing that we were on track to achieve a positive endpoint, namely a 50 percent reduction in relapse after two years in a controlled randomized study. At that time we were fortunate to have Dr. Craig Eagle of Pfizer join as an advisor to the company and give his input into the trial.

Well, I think it’s fair to say that we were in reasonably good shape with the trial in terms of regulatory and the conduct of the trial. With Dr. Eagle’s perspective from big Pharma, I can say now we’re in excellent shape. As you may know, some of you, big Pharma’s sometimes a little bit more conservative than even the FDA in how they like studies done. So I can say now that we are truly in very bulletproof shape in terms of our design and conduct of the study.

Briefly to turn a little bit to the prostate cancer study. We recently completed a Phase 1 study in prostate cancer patients with the same compound, A37, and we are in the process now of completing submission to the FDA to begin a Phase 2 study in prostate cancer patients.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

We’ve had a number of publications from these trials showing the activity of A37, both its immunogenicity as well as its lack of toxicity in both studies. They corroborated each other in this regard. In addition, it should be pointed out that A37’s applicable not just to breast and prostate cancer but to a variety of other cancers that also express HER2, notably GI cancer, stomach, colon, also some lung cancers as well as other cancers.

It’s also important that it’s very clear that A37 has increased activity compared to other peptide vaccines that have been in the trial. I think this validates the Antigen Express platform showing that it is able to deliver active immunotherapeutics that are specific and more potent than one has previously seen in the clinic. In addition to this people have shown that the _____ technology has been used, the platform technology has been used for a variety of other non-HER2 expressing cancers in model systems as well as for infectious diseases and other diseases where it may have applicability.

In short, I think we’re positioned for success, both for A37 as well as for broader success using the Antigen Express platform. With that, I’ll turn it over to Dr. Craig Eagle.

Dr. Eagle:
Thanks, Eric. So as we’re all standing here today, this is definitely a time of change and I’m not necessarily talking about the announcement here. I’m talking about the change in cancer therapy. One thing is constant though through all this and that is doing cutting edge research that continues to have the strongest methodology but also what is constant is the need for better cancer therapies. And particularly when you’re talking about the cancers that Eric mentioned — breast, prostate, lung, gastric — these are areas that are desperately crying out for new therapies. And if we think about, as Eric mentioned, the dawn of immunotherapy, this is the start of building of knowledge that over the last ten years has continued to rapidly change the field of cancer treatment and will continue to do so as we move forward; a rapidly changing environment.

It’s pleasing to see that we’re now starting to tap into the immune system which is so acute at finding disease in our body that if you have an infection in your little finger or an infection in your little toe the immune system will go and protect you from that. So the concept of having the immune system to actually go and protect us against cancer cells wherever they are in the body is very attractive for new cancer therapy. And it’s certainly pleasing to be a part of this team and working with Antigen Express in the capacity to try and shore up that research to really test novel compounds like A37 and do the right sort of research that leads to answering the question can we get the immune system to fight cancer like we can with the immune system fighting infection. And there’s no doubt that as this research moves forward we’ll start to get those answers and those answers are potentially going to lead to more and more advances and further questions and further research that ultimately gets back to that one constant, the constant of finding a new therapy, a novel way of treating cancers that affect every single one of us.

Generex Biotechnology Corporation
Press Conference - NASDAQ MarketSite
March 30, 2011

So it’s pleasing to be a part of this company that’s really bringing something to solve that constant issue that bears down on us individually, family members, friends, and relatives. With that, I’d like to hand back to Mark to wrap the meeting up. Thank you. Mark?

Mark:	Thank you very much to Dr. Anderson, Dr. Brusegard, Dr. von Hofe, Dr. Eagle. It’s comforting to have so many doctors on the team.

I want to thank Joe Moscato and his team at Seahawk, the Generex board, our scientific advisory board, our employees, and our stockholders for their ongoing support of these important strategic development initiatives. We look forward to bright futures for both Generex and Antigen Express.

At 2:00 this afternoon a press release will go out providing details of everything we’ve discussed here today. The Generex team will be available for interviews and questions immediately following the press conference. And in addition, we invite our stockholders and any other interested parties to participate in our conference call scheduled for 4:30 p.m. this afternoon. People can call in and ask questions.

That concludes our press conference. Thank you very much for coming. Good afternoon.

END